Exhibit 99

FSI International 3455 Lyman Boulevard Chaska, Minnesota USA 55318-3052	NEWS
For additional information contact:	Benno Sand-Investor and Financial Media 952.448.8936 Laurie Walker-Trade Media 952.448.8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2008 Financial Results
The Company’s continued emphasis on cash management contributed to the generation of $1.7 million in cash from operations in the third quarter, thus exceeding its prior guidance.
     MINNEAPOLIS (June 24, 2008)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the third quarter of fiscal 2008 and for the first nine months ended May 31, 2008.
Fiscal 2008 Third Quarter and First Nine Months
     Sales for the third quarter of fiscal 2008 were $20.3 million, compared to $25.2 million for the same period in fiscal 2007. The Company’s net loss for the third quarter of fiscal 2008 was $1.4 million, or $0.05 per share, compared to a net loss of $5.6 million, or $0.19 per share, for the third quarter of fiscal 2007.
     Sales for the first nine months of fiscal 2008 were $64.2 million, compared to $96.3 million for the same period of fiscal 2007. The Company’s net loss for the first nine months of fiscal 2008 was $4.6 million, or $0.15 per share, as compared to a net loss of $8.0 million, or $0.26 per share for the first nine months of fiscal 2007.
     In the first nine months of fiscal 2007, the Company recorded a $4.1 million, or $0.13 per share, asset impairment charge associated with the Company’s investment in m•FSI LTD, a Japanese joint venture.
     “Even though there are early signs that semiconductor industry conditions are improving slightly, overall industry conditions were weaker than anticipated in our third fiscal quarter,” said Don Mitchell, FSI chairman and chief executive officer. “Our customers are managing their inventory and capacity utilization levels better than in past cycles; therefore, we are optimistic that as their device unit demand and pricing environment improves the equipment industry will start to benefit.”*
Balance Sheet
     As of the end of the fiscal 2008 third quarter, the Company had approximately $97 million in assets, including $25.2 million in cash and cash equivalents, restricted cash and marketable securities. The Company had a current ratio of 3.5 to 1.0 and a book value of $2.49 per share at the end of the fiscal 2008 third quarter.
Outlook
     The Company expects fourth quarter orders of $18 to $21 million as compared to $16 million in the third quarter of fiscal 2008.* Based on backlog and deferred revenue levels at the end of the third quarter and expected fourth quarter orders, the Company expects fourth quarter fiscal 2008 revenues to be approximately $18 to $21 million.* This reflects the anticipated acceptance of a product previously placed with customers for evaluation along with follow-on orders from other customers.*
     Based upon anticipated gross profit margins and the operating expense run rate, the Company expects a net loss of approximately $1.5 to $2.5 million for the fourth quarter.* The Company expects to use 3.0 to 4.0 million of net cash in operating activities in the third quarter, as we increase inventory in anticipation of placing additional ZETA and ORION tools at customers for evaluation.*
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
About FSI
          FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. The Company maintains a website at http://www.fsi-intl.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to: expected improvement in industry conditions and expected orders, revenues, gross margins, operating expense run rate, net loss and cash usage for the fourth quarter of fiscal 2008. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s distributor in Japan; the success of the Company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; and the potential adverse financial impacts resulting from declines in the fair value and liquidity of auction-rate securities the Company presently holds; as well as other factors listed herein or from time to time in the Company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The Company assumes no duty to update the information in this press release.

FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended
	May 31, 2008	May 26, 2007	May 31, 2008	May 26, 2007
Sales	$20,331	$25,227	$64,193	$96,284
Cost of goods	9,852	15,840	34,902	56,485

Gross margin	10,479	9,387	29,291	39,799
Selling, general and administrative expenses	7,418	8,571	21,040	26,177
Research and development expenses	4,693	6,119	13,783	18,247

Operating loss	(1,632)	(5,303)	(5,532)	(4,625)
Interest and other income, net	130	(310)	817	(3,313)

Loss before income taxes	(1,502)	(5,613)	(4,715)	(7,938)
Income tax (benefit) expense	(98)	55	(163)	130

Loss before equity in earnings of affiliate	(1,404)	(5,668)	(4,552)	(8,068)
Equity in earnings of affiliate	—	25	—	27

Net loss	$(1,404)	$(5,643)	$(4,552)	$(8,041)

Loss per share — basic	$(0.05)	$(0.19)	$(0.15)	$(0.26)

Loss per share — diluted	$(0.05)	$(0.19)	$(0.15)	$(0.26)

Weighted average common shares
Basic	30,656	30,428	30,605	30,383
Diluted	30,656	30,428	30,605	30,383
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	May 31, 2008	Aug. 25, 2007
Assets

Current assets
Cash, restricted cash, cash equivalents and marketable securities	$16,808	$23,991
Receivables, net	15,886	17,609
Inventories	26,607	29,625
Other current assets	7,936	7,502

Total current assets	67,237	78,727

Property, plant and equipment, net	19,086	20,022

Marketable securities	7,902	—
Restricted cash	500	500
Investment	460	460
Intangible assets, net	169	496
Other assets	1,199	1,199

Total assets	$96,553	$101,404

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$3,895	$3,458
Current portion of long-term debt	900	561
Deferred profit*	4,600	3,332
Customer deposits	313	1,306
Accrued expenses	9,392	11,365

Total current liabilities	19,100	20,022

Long-term liabilities	1,071	616

Total stockholders’ equity	76,382	80,766

Total liabilities and stockholders’ equity	$96,553	$101,404

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Nine Months Ended
	May 31, 2008	May 26, 2007
Sales by Area

United States	24%	32%
International	76%	68%

Cash Flow Statement

Capital expenditures	$1,463	$1,586
Depreciation	2,841	2,723
Amortization	327	399

Miscellaneous Data

Total employees, including contract	418	494
Book value per share	$2.49	$2.85
Shares outstanding	30,656	30,438
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